Exhibit 99.1

For Immediate Release Investor Relations Contact: Fitzhugh Taylor 203-682-8261 investors@chuys.com

Chuy’s Holdings, Inc. to Announce
Fourth Quarter 2014 Results on March 2, 2015

Company to Present at the Raymond James 36th Annual Institutional Investors Conference on March 3, 2015

AUSTIN, TX - February 19, 2015 - Chuy’s Holdings, Inc. (NASDAQ: CHUY) today announced that it will host a conference call to discuss fourth quarter 2014 financial results on Monday, March 2, 2015 at 4:30 PM Eastern Time. A press release with the fourth quarter 2014 financial results will be issued that same day after the market close. Hosting the call will be Steve Hislop, President and Chief Executive Officer, and Jon Howie, Vice President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-715-1402 or for international callers by dialing 913-312-1495. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 9701199. The replay will be available until Monday, March 9, 2015.

The conference call will also be webcast live from the Company’s corporate website at www.Chuys.com under the investors section. An archive of the webcast will be available through the corporate website shortly after the call has concluded.

Conference Participation
Chuy’s Holdings, Inc. will participate at the Raymond James 36th Annual Institutional Investors Conference at the Grande Lakes Orlando Resort in Florida. The Company will present on Tuesday, March 3, 2015 at 4:00 PM Eastern Time. The presentation will be webcast live and archived on the Chuy's website. To access the webcast and a copy of the presentation to be used during the conference please visit www.chuys.com under the tab Investors.

About Chuy’s
Founded in Austin, Texas in 1982, Chuy's owns and operates 61 full-service restaurants across fourteen states serving a distinct menu of authentic, made from scratch Tex Mex inspired dishes. Chuy's highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, "unchained" look and feel, as expressed by the

Exhibit 99.1

concept's motto "If you've seen one Chuy's, you've seen one Chuy's!". For further information about Chuy's, including the nearest location, visit the Chuy's website at www.chuys.com.